Press Release
Investor Contact: Ahmed Pasha 703-682-6451
Media Contact: Amy Ackerman 703-682-6399

AES Announces Intent to Exit Coal by 2025; Reaffirms 7% to 9% Annualized Growth Target Through 2025; Delivers on All 2021 Financial and Strategic Objectives

Strategic Accomplishments
•Signed 5 GW of new renewables PPAs in 2021, surpassing original target of 3 to 4 GW; backlog of new projects is now 9.2 GW
•Grew pipeline of development projects to 59 GW
•Increased ownership of AES Andes to 99% from 67% in an accretive transaction, simplifying AES Andes' shareholder base to enable more efficient growth in renewables
•Fluence completed its IPO and began trading in November 2021

2021 Financial Highlights
•Diluted EPS of ($0.62), compared to $0.06 in 2020, primarily driven by a loss on the deconsolidation of the Alto Maipo hydroelectric project in Chile
•Adjusted EPS1 of $1.52, compared to $1.44 in 2020 and 2021 guidance of $1.50 to $1.58

Financial Position and Outlook
•Announcing intent to exit coal by year-end 2025 versus prior expectation of a reduction to below 10% by year-end 2025, subject to necessary approvals
•Initiating 2022 guidance for Adjusted EPS1 of $1.55 to $1.65
•Reaffirming 7% to 9% annualized growth target through 2025, off a base year of 2020
•Targeting signing 4.5 to 5.5 GW of new renewables under long-term PPAs in 2022

ARLINGTON, Va., February 24, 2022 – The AES Corporation (NYSE: AES) today reported financial results for the year ended December 31, 2021.

"Last year was AES' best year ever, in terms of safety, new renewables PPAs signed, growth in our backlog of projects and pipeline, earnings and cash flow," said Andrés Gluski, AES President and Chief Executive Officer. "We signed 5 GW of new PPAs to consolidate our position as the fastest growing US renewables developer and the largest supplier of corporate renewables contracts in the world. Our backlog of projects stands at 9.2 GW and our pipeline of potential projects grew to 59 GW. These results reflect the resiliency of our people, supply chains and customer relationships in the midst of the global COVID pandemic. To continue to accelerate the future of energy, today, we are announcing our intent to exit coal generation by the end of 2025. We are committed to completing the transformation of AES, while maintaining our guidance and delivering strong financial results."

"We delivered on our strategic and financial objectives in 2021, including Adjusted EPS1 of $1.52, compared to our guidance of $1.50 to $1.58. I am proud that our team was able to overcome most of the $0.07 per share non-cash impact from the share count change related to the equity units issued in March 2021," said Stephen Coughlin, AES Executive Vice President and Chief Financial Officer. "We are reaffirming our annualized growth target of 7% to 9% through 2025 and initiating 2022 Adjusted EPS1 guidance of $1.55 to $1.65. Our portfolio's performance remains strong, and our renewables growth is accelerating, opening up pathways for us to meet our new aim to exit coal by the end of 2025."

Key Full Year 2021 Financial Results

Full year 2021 Diluted Earnings Per Share from Continuing Operations (Diluted EPS) was ($0.62), a decrease of $0.68 compared to full year 2020, primarily reflecting the deconsolidation of Alto Maipo, higher impairments, and lower contributions from Brazil. These negative drivers were partially offset by higher margins at the US and Utilities, Mexico, Central America and the Caribbean (MCAC), and Eurasia Strategic Business Units (SBU) and lower Parent Company interest expense. The Company also benefited from gains on the Initial Public Offering (IPO) of Fluence and on remeasurement of the Company's interest in sPower's development platform.

Full year 2021 Adjusted Earnings Per Share1 (Adjusted EPS, a non-GAAP financial measure) was $1.52, an increase of $0.08, primarily driven by contributions from new renewables in the US, and better operating performance at existing businesses at the US and Utilities, MCAC, and Eurasia SBUs, as well as lower Parent Company interest expense. These positive drivers were partially offset by lower contributions from the South America SBU, and the impact of the inclusion of shares underlying the forward purchase contract component of the Company's March 2021 equity units issuance.

Detailed Strategic Highlights

AES is leading the industry's transition to clean energy by investing in clean power and innovative technology businesses. The Company is well-positioned to benefit from very favorable trends in clean power generation, distribution, and supporting technologies.

•In 2021, the Company completed construction of or the acquisition of 2,079 MW of renewables and energy storage, primarily including:
◦1,129 MW of solar, wind and energy storage in the US;
◦859 MW of hydro, wind, energy storage and solar in Chile, Brazil and Colombia; and
◦91 MW of solar in Panama and the Dominican Republic.
•Since the Company's third quarter 2021 earnings call in November, the Company has signed or acquired 978 MW of renewables and energy storage under long-term Power Purchase Agreements (PPA).
•In full year 2021, the Company signed or agreed to acquire 4,965 MW of renewables and energy storage under long-term PPAs, bringing the Company's backlog to 9,239 MW expected to be completed through 2025, including:
◦3,497 MW under construction; and
◦5,742 MW signed under long-term PPAs.
•Fluence completed its IPO in November 2021 (Nasdaq: FLNC). Following the IPO, the Company's ownership interest in Fluence is approximately 34% (on a fully diluted basis).
•The Company intends to exit coal by 2025, through a combination of asset sales, fuel conversions and retirements, while maintaining reliability and affordability, and subject to necessary approvals. Previously, the Company expected to reduce its generation from coal to less than 10% of total generation by year-end 2025. The Company currently has 7.1 GW of coal generation in operation across its portfolio.

Guidance and Expectations1

The Company is reaffirming its 7% to 9% annualized growth rate target through 2025, from a base year of 2020. This growth rate includes the impact of the Company's accelerated intent to exit coal by year-end 2025, which is expected to be largely offset by increased contributions from higher ownership of AES Andes, as well as continued higher growth in renewables. Previously, the Company expected to reduce its generation from coal to less than 10% of total generation by year-end 2025. From 2022 through 2025, the Company expects to receive $1 billion in asset sale proceeds, compared to its prior expectation of receiving $500 million of asset sale proceeds.

The Company is initiating 2022 guidance for Adjusted EPS1 of $1.55 to $1.65. Growth in 2022 is expected to be primarily driven by increased contributions from higher ownership of AES Andes, as well as continued higher growth in renewables and from existing operations. This growth is expected to be partially offset by a higher adjusted tax rate, the full year impact from a higher share count due to the inclusion of shares underlying the purchase contract component of the Company's March 2021 equity units issuance, and assumed dilution from asset sales. In 2022, the Company expects to receive $500 million to $700 million in asset sale proceeds, largely reflecting its accelerated decarbonization strategy.

Additionally, the Company previously expected the pending distribution rate case at DPL in Ohio to be resolved early in 2022; however, it is now expected to be resolved later in the year, and therefore only a small contribution has been assumed in the Company's guidance.

The Company's 2022 guidance is based on foreign currency and commodity forward curves as of December 31, 2021.

1    Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and     a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the year ended December 31, 2020. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.

Non-GAAP Financial Measures

See Non-GAAP Measures for definitions of Adjusted Earnings Per Share and Adjusted Pre-Tax Contribution, as well as reconciliations to the most comparable GAAP financial measures.

Attachments

Condensed Consolidated Statements of Operations, Segment Information, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Non-GAAP Financial Measures and Parent Financial Information.

Conference Call Information

AES will host a conference call on Friday, February 24, 2022 at 10:00 a.m. Eastern Standard Time (EST). Interested parties may listen to the teleconference by dialing 1-844-200-6205 at least ten minutes before the start of the call. International callers should dial +1-929-526-1599. The Conference ID for this call is 579271. Internet access to the conference call and presentation materials will be available on the AES website at www.aes.com by selecting “Investors” and then “Presentations and Webcasts.”

A webcast replay, as well as a replay in downloadable MP3 format, will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global power company accelerating the future of energy. Together with our many stakeholders, we're improving lives by delivering the greener, smarter energy solutions the world needs. Our diverse workforce is committed to continuous innovation and operational excellence, while partnering with our customers on their strategic energy transitions and continuing to meet their energy needs today.  For more information, visit www.aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our expectations regarding the COVID-19 pandemic, accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as the execution of PPAs, conversion of our backlog and growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: Management’s Discussion & Analysis in AES’ Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Any Stockholder who desires a copy of the Company’s 2020 Annual Report on Form 10-K filed February 25, 2021, and any subsequent filing with the SEC, may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

Website Disclosure

AES uses its website, including its quarterly updates, as channels of distribution of Company information. The information AES posts through these channels may be deemed material. Accordingly, investors should monitor our website, in addition to following AES' press releases, quarterly SEC filings and public conference calls and webcasts. In addition, you may automatically receive e-mail alerts and other information about AES when you enroll your e-mail address by visiting the "Subscribe to Alerts" page of AES' Investors website. The contents of AES' website, including its quarterly updates, are not, however, incorporated by reference into this release.

THE AES CORPORATION
Consolidated Statements of Operations

	Year Ended December 31,
	2021	2020	2019
	(in millions, except per share amounts)
Revenue:
Regulated	$2,868	$2,661	$3,028
Non-Regulated	8,273	6,999	7,161
Total revenue	11,141	9,660	10,189
Cost of Sales:
Regulated	(2,448)	(2,235)	(2,484)
Non-Regulated	(5,982)	(4,732)	(5,356)
Total cost of sales	(8,430)	(6,967)	(7,840)
Operating margin	2,711	2,693	2,349
General and administrative expenses	(166)	(165)	(196)
Interest expense	(911)	(1,038)	(1,050)
Interest income	298	268	318
Loss on extinguishment of debt	(78)	(186)	(169)
Other expense	(60)	(53)	(80)
Other income	410	75	145
Gain (loss) on disposal and sale of business interests	(1,683)	(95)	28
Asset impairment expense	(1,575)	(864)	(185)
Foreign currency transaction gains (losses)	(10)	55	(67)
Other non-operating expense	—	(202)	(92)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	(1,064)	488	1,001
Income tax benefit (expense)	133	(216)	(352)
Net equity in losses of affiliates	(24)	(123)	(172)
INCOME (LOSS) FROM CONTINUING OPERATIONS	(955)	149	477
Gain from disposal of discontinued businesses, net of income tax expense of $1, $0, and $0, respectively	4	3	1
NET INCOME (LOSS)	(951)	152	478
Less: Loss (income) from continuing operations attributable to noncontrolling interests and redeemable stock of subsidiaries	542	(106)	(175)
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION	$(409)	$46	$303
AMOUNTS ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS:
Income (loss) from continuing operations, net of tax	$(413)	$43	$302
Income from discontinued operations, net of tax	4	3	1
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION	$(409)	$46	$303
BASIC EARNINGS PER SHARE:
Income (loss) from continuing operations attributable to The AES Corporation common stockholders, net of tax	$(0.62)	$0.06	$0.46
Income from discontinued operations attributable to The AES Corporation common stockholders, net of tax	0.01	0.01	—
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$(0.61)	$0.07	$0.46
DILUTED EARNINGS PER SHARE:
Income (loss) from continuing operations attributable to The AES Corporation common stockholders, net of tax	$(0.62)	$0.06	$0.45
Income from discontinued operations attributable to The AES Corporation common stockholders, net of tax	0.01	0.01	—
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$(0.61)	$0.07	$0.45

THE AES CORPORATION
Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,
	2021	2020
	(in millions, except per share amounts)
Revenue:
Regulated	$721	$645
Non-Regulated	2,049	1,915
Total revenue	2,770	2,560
Cost of Sales:
Regulated	(642)	(560)
Non-Regulated	(1,569)	(1,094)
Total cost of sales	(2,211)	(1,654)
Operating margin	559	906
General and administrative expenses	(36)	(46)
Interest expense	(242)	(297)
Interest income	86	70
Loss on extinguishment of debt	(37)	(91)
Other expense	(28)	(26)
Other income	136	15
Gain on disposal and sale of business interests	(1,764)	22
Asset impairment expense	(201)	(9)
Foreign currency transaction gains (losses)	(2)	35
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	(1,529)	579
Income tax benefit (expense)	208	(161)
Net equity in losses of affiliates	(9)	(17)
NET INCOME (LOSS)	(1,330)	401
Less: Loss (income) from continuing operations attributable to noncontrolling interests and redeemable stock of subsidiaries	698	(83)
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION	$(632)	$318
AMOUNTS ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS:
BASIC EARNINGS PER SHARE:
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$(0.95)	$0.48
DILUTED EARNINGS PER SHARE:
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$(0.95)	$0.47
DILUTED SHARES OUTSTANDING	667	669

THE AES CORPORATION
Strategic Business Unit (SBU) Information
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2021	2020	2021	2020
REVENUE
US and Utilities SBU	$1,087	$973	$4,335	$3,918
South America SBU	797	886	3,541	3,159
MCAC SBU	573	511	2,157	1,766
Eurasia SBU	319	194	1,123	828
Corporate and Other	34	40	116	231
Eliminations	(40)	(44)	(131)	(242)
Total Revenue	$2,770	$2,560	$11,141	$9,660

THE AES CORPORATION
Consolidated Balance Sheets

	December 31, 2021	December 31, 2020
	(in millions, except share and per share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$943	$1,089
Restricted cash	304	297
Short-term investments	232	335
Accounts receivable, net of allowance for doubtful accounts of $5 and $13, respectively	1,418	1,300
Inventory	604	461
Prepaid expenses	142	102
Other current assets	897	726
Current held-for-sale assets	816	1,104
Total current assets	5,356	5,414
NONCURRENT ASSETS
Property, Plant and Equipment:
Land	426	417
Electric generation, distribution assets and other	25,552	26,707
Accumulated depreciation	(8,486)	(8,472)
Construction in progress	2,414	4,174
Property, plant and equipment, net	19,906	22,826
Other Assets:
Investments in and advances to affiliates	1,080	835
Debt service reserves and other deposits	237	441
Goodwill	1,177	1,061
Other intangible assets, net of accumulated amortization of $385 and $330, respectively	1,450	827
Deferred income taxes	409	288
Other noncurrent assets, net of allowance of $23 and $21, respectively	2,188	1,660
Noncurrent held-for-sale assets	1,160	1,251
Total other assets	7,701	6,363
TOTAL ASSETS	$32,963	$34,603
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,153	$1,156
Accrued interest	182	191
Accrued non-income taxes	266	257
Deferred income	85	438
Accrued and other liabilities	1,120	1,223
Non-recourse debt, including $302 and $336, respectively, related to variable interest entities	1,367	1,430
Current held-for-sale liabilities	559	667
Total current liabilities	4,732	5,362
NONCURRENT LIABILITIES
Recourse debt	3,729	3,446
Non-recourse debt, including $2,223 and $3,918, respectively, related to variable interest entities	13,603	15,005
Deferred income taxes	977	1,100
Other noncurrent liabilities	3,358	3,241
Noncurrent held-for-sale liabilities	740	857
Total noncurrent liabilities	22,407	23,649
Commitments and Contingencies
Redeemable stock of subsidiaries	1,257	872
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Preferred stock (without par value, 50,000,000 shares authorized; 1,043,500 issued and outstanding at December 31, 2021)	825	—
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 818,717,043 issued and 666,793,625 outstanding at December 31, 2021 and 818,398,654 issued and 665,370,128 outstanding at December 31, 2020)	8	8
Additional paid-in capital	7,119	7,561
Accumulated deficit	(1,089)	(680)
Accumulated other comprehensive loss	(2,220)	(2,397)
Treasury stock, at cost (151,923,418 and 153,028,526 shares at December 31, 2021 and December 31, 2020, respectively)	(1,845)	(1,858)
Total AES Corporation stockholders’ equity	2,798	2,634
NONCONTROLLING INTERESTS	1,769	2,086
Total equity	4,567	4,720
TOTAL LIABILITIES AND EQUITY	$32,963	$34,603

THE AES CORPORATION
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
OPERATING ACTIVITIES:	(in millions)		(in millions)
Net income (loss)	$(1,330)	$401	$(951)	$152
Adjustments to net income (loss):
Depreciation and amortization	261	265	1,056	1,068
Loss (gain) on disposal and sale of business interests	1,764	(22)	1,683	95
Impairment expense	201	9	1,575	1,066
Deferred income taxes	(329)	109	(406)	(233)
Provisions for (reversals of) contingencies	—	(183)	(10)	(186)
Loss on extinguishment of debt	37	91	78	186
Gain on remeasurement to acquisition date fair value	(34)	—	(254)	—
Loss of affiliates, net of dividends	8	12	36	128
Emissions allowance expense	128	47	337	135
Other	(35)	42	120	54
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(52)	88	(170)	48
(Increase) decrease in inventory	(23)	(5)	(93)	(20)
(Increase) decrease in prepaid expenses and other current assets	(132)	(20)	(168)	13
(Increase) decrease in other assets	(310)	118	(285)	(134)
Increase (decrease) in accounts payable and other current liabilities	6	(88)	(251)	(186)
Increase (decrease) in income tax payables, net and other tax payables	104	(3)	(271)	59
Increase (decrease) in deferred income	46	(175)	(314)	431
Increase (decrease) in other liabilities	213	(18)	190	79
Net cash provided by operating activities	523	668	1,902	2,755
INVESTING ACTIVITIES:
Capital expenditures	(582)	(525)	(2,116)	(1,900)
Acquisitions of business interests, net of cash and restricted cash acquired	(565)	(42)	(658)	(136)
Proceeds from the sale of business interests, net of cash and restricted cash sold	4	128	95	169
Sale of short-term investments	91	188	616	627
Purchase of short-term investments	(147)	(107)	(519)	(653)
Contributions and loans to equity affiliates	(106)	(46)	(427)	(332)
Affiliate repayments and returns of capital	125	48	320	158
Purchase of emissions allowances	(86)	(67)	(265)	(188)
Other investing	(57)	(16)	(97)	(40)
Net cash used in investing activities	(1,323)	(439)	(3,051)	(2,295)
FINANCING ACTIVITIES:
Borrowings under the revolving credit facilities	1,551	321	2,802	2,420
Repayments under the revolving credit facilities	(1,389)	(964)	(2,420)	(2,479)
Issuance of recourse debt	—	1,800	7	3,419
Repayments of recourse debt	(19)	(1,770)	(26)	(3,366)
Issuance of non-recourse debt	666	451	1,644	4,680
Repayments of non-recourse debt	(670)	(685)	(2,012)	(4,136)
Payments for financing fees	(13)	(28)	(32)	(107)
Distributions to noncontrolling interests	(111)	(228)	(284)	(422)
Acquisitions of noncontrolling interests	(100)	(19)	(117)	(259)
Contributions from noncontrolling interests	270	1	365	1
Sales to noncontrolling interests	92	512	173	553
Issuance of preferred shares in subsidiaries	2	(1)	153	112
Issuance of preferred stock	—	—	1,014	—
Dividends paid on AES common stock	(100)	(95)	(401)	(381)
Payments for financed capital expenditures	(18)	(1)	(24)	(60)
Other financing	115	(29)	(45)	(53)
Net cash provided by (used in) financing activities	276	(735)	797	(78)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(21)	9	(46)	(24)
(Increase) decrease in cash, cash equivalents and restricted cash of held-for-sale businesses	55	(57)	55	(103)
Total increase (decrease) in cash, cash equivalents and restricted cash	(490)	(554)	(343)	255
Cash, cash equivalents and restricted cash, beginning	1,974	2,381	1,827	1,572
Cash, cash equivalents and restricted cash, ending	$1,484	$1,827	$1,484	$1,827
SUPPLEMENTAL DISCLOSURES:
Cash payments for interest, net of amounts capitalized	$239	$290	$815	$908
Cash payments for income taxes, net of refunds	52	75	459	333
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Notes payable issued for the acquisition of business interests	$—	$47	$258	$47
Non-cash consideration transferred for the Clean Energy acquisitions	$19	$—	$118	$—
Dividends declared but not yet paid	$105	$100	$105	$100

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS

Adjusted PTC is defined as pre-tax income from continuing operations attributable to The AES Corporation excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; and (f) net gains at Angamos, one of our businesses in the South America SBU, associated with the early contract terminations with Minera Escondida and Minera Spence. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis adjusted for the same gains or losses excluded from consolidated entities.
Adjusted EPS is defined as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, the tax impact from the repatriation of sales proceeds, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; (f) net gains at Angamos, one of our businesses in the South America SBU, associated with the early contract terminations with Minera Escondida and Minera Spence; and (g) tax benefit or expense related to the enactment effects of 2017 U.S. tax law reform and related regulations and any subsequent period adjustments related to enactment effects, including the 2021 tax benefit on reversal of uncertain tax positions effectively settled upon the closure of the Company's U.S. tax return exam.
The GAAP measure most comparable to Adjusted PTC is income from continuing operations attributable to The AES Corporation. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. We believe that Adjusted PTC and Adjusted EPS better reflect the underlying business performance of the Company and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions or equity securities remeasurement, unrealized foreign currency gains or losses, losses due to impairments, strategic decisions to dispose of or acquire business interests or retire debt, and the non-recurring nature of the impact of the early contract terminations at Angamos, which affect results in a given period or periods. In addition, for Adjusted PTC, earnings before tax represents the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Adjusted PTC and Adjusted EPS should not be construed as alternatives to income from continuing operations attributable to The AES Corporation and diluted earnings per share from continuing operations, which are determined in accordance with GAAP.
For the year ended December 31, 2020, the Company changed the definitions of Adjusted Operating Margin, Adjusted PTC and Adjusted EPS to exclude net gains at Angamos, one of our businesses in the South America SBU, associated with the early contract terminations with Minera Escondida and Minera Spence. We believe the inclusion of the effects of this non-recurring transaction would result in a lack of comparability in our results of operations and would distort the metrics that our investors use to measure us.
Effective January 1, 2021, the Company changed the definitions of Adjusted Operating Margin, Adjusted PTC, and Adjusted EPS to remove the adjustment for costs directly associated with a major restructuring program, including, but not limited to, workforce reduction efforts, relocations, and office consolidation. As this adjustment was specific to the major restructuring program announced by the Company in 2018, we believe removing this adjustment from our non-GAAP definitions provides simplification and clarity for our investors.
For the year ended December 31, 2021, the Company updated the definition of Adjusted EPS item (g) tax benefit or expense related to the enactment effects of 2017 U.S. tax law reform and related regulations and any subsequent period adjustments related to enactment effects to include the 2021 tax benefit on reversal of uncertain tax positions effectively settled upon the closure of the Company's U.S. 2017 tax return exam.

Reconciliation of GAAP to Non-GAAP Diluted Loss per Share	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
GAAP Diluted Loss per Share from Continuing Operations	$(0.95)	$0.47	$(0.62)	$0.06
Effect of Dilutive Securities
Restricted stock units	0.01	—	—	—
Equity units	0.05	—	0.03	—
NON-GAAP DILUTED LOSS PER SHARE	$(0.89)	$0.47	$(0.59)	$0.06

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS

	Three Months Ended December 31, 2021			Three Months Ended December 31, 2020			Twelve Months Ended December 31, 2021			Twelve Months Ended December 31, 2020
	Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)
	(in millions, except per share amounts)
Income (loss) from continuing operations, net of tax, attributable to AES and Diluted EPS	$(632)	$(0.89)		$318	$0.47		$(413)	$(0.59)		$43	$0.06
Add: Income tax expense from continuing operations attributable to AES	(122)			92			(31)			130
Pre-tax contribution	$(754)			$410			$(444)			$173
Adjustments
Unrealized derivative and equity securities losses (gains)	$(25)	$(0.04)	(2)	$(21)	$(0.03)		$(1)	$—		$3	$0.01
Unrealized foreign currency losses (gains)	9	0.01		(3)	—		14	0.02		(10)	(0.01)
Disposition/acquisition losses	1,138	1.60	(3)	(18)	(0.02)	(4)	861	1.22	(5)	112	0.17	(6)
Impairment losses	32	0.05	(7)	50	0.07	(8)	1,153	1.65	(9)	928	1.39	(10)
Loss on extinguishment of debt	40	0.06	(11)	120	0.18	(12)	91	0.13	(13)	223	0.33	(14)
Net gains from early contract terminations at Angamos	—	—		(110)	(0.16)	(15)	(256)	(0.37)	(16)	(182)	(0.27)	(15)
U.S. Tax Law Reform Impact		(0.25)	(17)		—			(0.25)	(17)		0.02	(18)
Less: Net income tax benefit		(0.09)	(19)		(0.03)	(20)		(0.29)	(21)		(0.26)	(22)
Adjusted PTC and Adjusted EPS	$440	$0.45		$428	$0.48		$1,418	$1.52		$1,247	$1.44
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(1)NCI is defined as Noncontrolling Interests.
(2)Amount primarily relates to unrealized gains on commodities swaps at Integrated Energy of $23 million, or $0.03 per share.
(3)Amount primarily relates to loss on deconsolidation of Alto Maipo of $1.5 billion, or $2.07 per share, and additional loss on Uplight transaction with shareholders of $14 million, or $0.02 per share; partially offset by a gain on initial public offering of Fluence of $325 million, or $0.46 per share, and a gain on remeasurement of our equity interest in sPower to acquisition-date fair value of $35 million, or 0.05 per share.
(4)Amount primarily relates to gain on sale of OPGC of $23 million, or $0.03 per share.
(5)Amount primarily relates to loss on deconsolidation of Alto Maipo of $1.5 billion, or $2.09 per share, loss on Uplight transaction with shareholders of $25 million, or $0.04 per share, and a day-one loss recognized at commencement of a sales-type lease at AES Renewable Holdings of $13 million, or $0.02 per share, partially offset by gain on initial public offering of Fluence of $325 million, or $0.46 per share, gain on remeasurement of our equity interest in sPower to acquisition-date fair value of $249 million, or $0.35 per share, gain on Fluence issuance of shares of $60 million, or $0.09 per share, and gain on sale of Guacolda of $22 million, or $0.03 per share.
(6)Amount primarily relates to loss on sale of Uruguaiana of $85 million, or $0.13 per share, loss on sale of the Kazakhstan HPPs of $30 million, or $0.05 per share, as a result of the final arbitration decision, and advisor fees associated with the successful acquisition of additional ownership interest in AES Brasil of $9 million, or $0.01 per share; partially offset by gain on sale of OPGC of $23 million, or $0.03 per share.
(7)Amount primarily relates to asset impairments at Buffalo Gap of $22 million, or $0.03 per share, and at Laurel Mountain of $7 million, or $0.01 per share.
(8)Amount primarily relates to asset impairments at our sPower equity affiliate, impacting equity earnings by $41 million, or $0.06 per share.
(9)Amount primarily relates to asset impairments at AES Andes of $540 million, or $0.77 per share, at Puerto Rico of $475 million, or $0.68 per share, at Mountain View of $67 million, or $0.10 per share, at our sPower equity affiliate, impacting equity earnings by $24 million, or $0.03 per share, at Buffalo Gap of $22 million, or $0.03 per share, at Clean Energy of $14 million, or $0.02 per share, and at Laurel Mountain of $7 million, or $0.01 per share.
(10)Amount primarily relates to asset impairments at AES Andes of $527 million, or $0.79 per share, other-than-temporary impairment of OPGC of $201 million, or $0.30 per share, impairments at our Guacolda and sPower equity affiliates, impacting equity earnings by $85 million, or $0.13 per share, and $57 million, or $0.09 per share, respectively; impairment at AES Hawaii of $38 million, or $0.06 per share, and impairment at Panama of $15 million, or $0.02 per share.
(11)Amount primarily relates to loss on early retirement of debt at AES Brasil of $27 million, or $0.04 per share, and at Argentina of $9 million, or $0.01 per share.
(12)Amount primarily relates to losses on early retirement of debt at the Parent Company of $108 million, or $0.16 per share, and at Angamos of $6 million, or $0.01 per share.
(13)Amount primarily relates to losses on early retirement of debt at AES Brasil of $27 million, or $0.04 per share, at Argentina of $17 million, or $0.02 per share, at AES Andes of $15 million, or $0.02 per share, and at Andres and Los Mina of $15 million, or $0.02 per share.
(14)Amount primarily relates to losses on early retirement of debt at the Parent Company of $146 million, or $0.22 per share, DPL of $32 million, or $0.05 per share, Angamos of $17 million, or $0.02 per share, and Panama of $11 million, or $0.02 per share.
(15)Amounts relate to net gains at Angamos associated with the early contract terminations with Minera Escondida and Minera Spence of $110 million, or $0.16 per share, and $182 million, or $0.27 per share, for the three and twelve months ended December 31, 2020, respectively.
(16)Amount relates to net gains at Angamos associated with the early contract terminations with Minera Escondida and Minera Spence of $256 million, or $0.37 per share.
(17)Amount relates to the tax benefit on reversal of uncertain tax positions effectively settled upon closure of the Company's 2017 U.S. tax return exam of $176 million, or $0.25 per share.

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS
(18)Amount represents adjustment to tax law reform remeasurement due to incremental deferred taxes related to DPL of $16 million, or $0.02 per share.
(19)Amount primarily relates to income tax benefits associated with the loss on deconsolidation of Alto Maipo of $209 million, or $0.29 per share; partially offset by income tax expense associated with the gain on initial public offering of Fluence of $73 million, or $0.10 per share, income tax expense adjustments associated with the impairments of Puerto Rico and AES Andes of $50 million, or $0.07 per share, and $28 million, or $0.04 per share, respectively, and income tax expense associated with the gain on remeasurement of our equity interest in sPower of $8 million, or $0.01 per share.
(20)Amount primarily relates to income tax benefits associated with the loss on early retirement of debt at the Parent Company of $21 million, or $0.03 per share, and income tax benefits associated with the impairments of AES Andes of $17 million, or $0.02 per share, and at sPower of $10 million, or $0.01 per share; partially offset by income tax expense related to net gains at Angamos associated with the early contract terminations with Minera Escondida and Minera Spence of $32 million, or $0.05 per share.
(21)Amount primarily relates to income tax benefits associated with the loss on deconsolidation of Alto Maipo of $209 million, or $0.30 per share, income tax benefits associated with the impairments at AES Andes of $146 million, or $0.21 per share, at Puerto Rico of $20 million, or $0.03 per share, and at Mountain View of $15 million, or $0.02 per share, partially offset by income tax expense associated with the gain on initial public offering of Fluence of $73 million, or $0.10 per share, income tax expense related to net gains at Angamos associated with the early contract terminations with Minera Escondida and Minera Spence of $69 million, or $0.10 per share, and income tax expense associated with the gain on remeasurement of our equity interest in sPower of $55 million, or $0.08 per share.
(22)Amount primarily relates to income tax benefits associated with the impairments at AES Andes and Guacolda of $164 million, or $0.25 per share, and income tax benefits associated with losses on early retirement of debt at the Parent Company of $31 million, or $0.05 per share; partially offset by income tax expense related to net gains at Angamos associated with the early contract terminations with Minera Escondida and Minera Spence of $49 million, or $0.07 per share.

The AES Corporation
Parent Financial Information
Parent only data: last four quarters
(in millions)	4 Quarters Ended
Total subsidiary distributions & returns of capital to Parent	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$1,166	$966	$1,203	$1,145
Returns of capital distributions to Parent & QHCs	1	(118)	45	45
Total subsidiary distributions & returns of capital to Parent	$1,167	$848	$1,248	$1,190
Parent only data: quarterly
(in millions)	Quarter Ended
Total subsidiary distributions & returns of capital to Parent	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$477	$278	$164	$247
Returns of capital distributions to Parent & QHCs	1	—	—	—
Total subsidiary distributions & returns of capital to Parent	$478	$278	$164	$247

(in millions)	Balance at
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Parent Company Liquidity[2]	Actual	Actual	Actual	Actual
Cash at Parent & Cash at QHCs[3]	$41	$338	$373	$565
Availability under credit facilities	837	1,175	941	916
Ending liquidity	$878	$1,513	$1,314	$1,481

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(1)Subsidiary distributions received by Qualified Holding Companies ("QHCs") excluded from Schedule 1. Subsidiary Distributions should not be construed as an alternative to Consolidated Net Cash Provided by Operating Activities, which is determined in accordance with US GAAP. Subsidiary Distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the Subsidiary Distributions and Consolidated Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.
(2)Parent Company Liquidity is defined as cash available to the Parent Company, including cash at qualified holding companies (QHCs), plus available borrowings under our existing credit facility. AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’ indebtedness.
(3)The cash held at QHCs represents cash sent to subsidiaries of the company domiciled outside of the US. Such subsidiaries have no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.